UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-21923	36-3873352
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

727 North Bank Lane	60045
Lake Forest, Illinois	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 14, 2005, Wintrust Financial Corporation (the “Company”) entered into an Amended and Restated Confirmation (the “Amended Confirmation”) with RBC Capital Markets Corporation as agent for Royal Bank of Canada (“RBC”), which amended certain terms of the forward sale agreement dated December 14, 2004 between the Company and RBC. The amendment was entered into for the sole purpose of extending the maturity date for the 200,000 shares of the Company’s common stock that remain subject to the forward sale agreement from December 17, 2005 until December 17, 2006. A copy of the Amended Confirmation is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Confirmation, dated as of December 14, 2005, between Wintrust Financial Corporation and RBC Capital Markets Corporation as agent for Royal Bank of Canada.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION
(Registrant)

By:	/s/ David L. Stoehr

David L. Stoehr
Executive Vice President and
Chief Financial Officer
Date: December 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Confirmation, dated as of December 14, 2005, between Wintrust Financial Corporation and RBC Capital Markets Corporation as agent for Royal Bank of Canada.